UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
Trico Marine Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Acquisition of DeepOcean Shares.
     On May 15, 2008, Trico Marine Services, Inc. (the “Company”), through its wholly owned subsidiary Trico Shipping AS, a Norwegian limited liability company (“Trico Shipping”), agreed to acquire an aggregate of 55,728,955 shares of common stock (“Shares”) of DeepOcean ASA, a Norwegian public limited company listed on the Oslo Stock Exchange (“DeepOcean”), representing 51.5% of the fully diluted capital stock of DeepOcean, pursuant to the following agreements and arrangements:
     (a) Subscription to purchase 20,000,000 newly issued Shares (the “New Shares”), representing 18.5% of the fully diluted capital stock of DeepOcean, directly from DeepOcean for a price of 32 Norwegian Kroner (NOK) per Share;
     (b) Agreements to acquire 17,495,055 Shares, representing 16.2% of the fully diluted capital stock of DeepOcean, in the open market at a price of NOK 32 per Share; and
     (c) Agreement to purchase approximately 18,233,900 Shares, representing 16.9% of the fully diluted capital stock of DeepOcean, from certain existing shareholders of DeepOcean pursuant to the following:
          (1) a Share Purchase Agreement (the “West Supply IV Share Purchase Agreement”) entered into by the Company, Trico Shipping and West Supply IV AS (“West Supply IV”), pursuant to which Trico Shipping agreed to purchase from West Supply IV 15,045,000 Shares for a per Share purchase price consisting of cash in the amount of NOK 16 and Phantom Stock Units (defined below) of the Company having a value of NOK 16 per Share, subject to, among other conditions, the Company owning or having the right to acquire at least 50.1% of DeepOcean’s fully diluted common stock, the approval of the New Shares by DeepOcean’s Board of Directors, the issuance of the New Shares by DeepOcean, and the successful registration of the New Shares in the Norwegian Register of Business Enterprises;
          (2) a Phantom Stock Units Agreement (the “West Supply IV Phantom Stock Units Agreement”) to be entered into by the Company and West Supply IV at the closing under the West Supply IV Share Purchase Agreement, pursuant to which the Company has agreed to issue to West Supply IV 1,352,558 phantom stock units (“Phantom Stock Units”) which are exercisable 181 days after the completion and settlement of the Offer (as defined below) and represent the right to receive 1,352,558 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), subject to certain limitations regarding foreign ownership of the Company which are included therein;
          (3) a Registration Rights Agreement (the “West Supply IV Registration Rights Agreement”) to be entered into by the Company and West Supply IV at the closing under the West Supply IV Share Purchase Agreement, pursuant to which, subject to certain conditions and exceptions the Company has agreed to use its commercially reasonable efforts to cause any shares of Common Stock issued or issuable upon the exercise of the Phantom Stock Units that may be acquired by West Supply IV to be registered under the Securities Act of 1933, as amended (the “Securities Act”);
          (4) certain Management Share Purchase Agreements (the “Management Share Purchase Agreements” and, together with the West Supply IV Share Purchase Agreement, the “Share Purchase Agreements”) entered into by the Company and certain members of management of DeepOcean (the “Management Members”), pursuant to which Trico Shipping agreed to purchase from the Management Members an aggregate of approximately 3,188,900 Shares for a per Share purchase price consisting of cash in the amount of NOK 19.20 and Phantom Stock Units of the Company having a value of NOK 12.80 per Share, subject to, among other conditions, the Company owning or having the right to acquire at least 50.1% of DeepOcean’s fully diluted common stock, the approval of such New Shares by DeepOcean’s Board of Directors, the issuance of the New Shares by DeepOcean, and the successful registration of the New Shares in the Norwegian Register of Business Enterprises; and
          (5) certain Phantom Stock Units Agreements (the “Management Phantom Stock Units Agreements” and, together with the West Supply IV Phantom Stock Units Agreement, the “Phantom Stock Units Agreements”) to be entered into by the Company and the Management Members at the closings under the Management Share Purchase Agreements, pursuant to which the Company has agreed to issue to the Management Members Phantom Stock Units representing, subject to certain vesting restrictions, the right to receive an aggregate of 229,344 shares of Common Stock, or, at the option of the Company, the cash equivalent of such shares of Common Stock, based on the weighted average trading price of the Company’s Common Stock during the last three trading days prior to each respective exercise date.
     The Phantom Stock Units and shares of Common Stock of the Company issuable in certain circumstances upon the exercise of the Phantom Stock Units have not been registered under the Securities Act in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act, and Regulations D and S thereunder.
     Prior to the transactions described above, the Company and its affiliates did not hold any DeepOcean Shares.
     The foregoing description of the Share Purchase Agreements, the Phantom Stock Units Agreements and the West Supply IV Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the West Supply IV Share Purchase Agreement, the form of Management Share Purchase Agreement, the West Supply IV Phantom Stock Units Agreement, the

form of Management Phantom Stock Units Agreement and the West Supply IV Registration Rights Agreement filed as Exhibits 2.1, 2.2, 10.1, 10.2, and 10.3 to this report, which are incorporated herein by reference.
Mandatory Offer for Remaining DeepOcean Shares.
     As a result of the transactions described above, and in accordance with the Norwegian Securities Trading Act, chapter 64, Trico Shipping will make a mandatory cash offer (the “Offer”) for all outstanding DeepOcean Shares. The Offer will close and be settled after DeepOcean’s announced ex-dividend date, leaving the announced dividend of NOK 0.50 per Share with the present beneficial owners.
     The aggregate value of the Offer price and the announced dividend amount will be NOK 32 per Share. The Offer price for each Share will be NOK 31.50 payable in cash, in addition to the announced dividend for 2007 of NOK 0.50 per Share.
     The Company anticipates that the closing of the Offer will occur early in the third quarter of this year.
     The Company expects to finance the acquisition of Shares and the Offer using available cash, proceeds from the issuance of the Debentures described below, and borrowings under its existing credit facilities and the Credit Agreement described below.
Offering and Issuance of Debentures.
     On May 14, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $300.0 million aggregate principal amount of its 6.50% Senior Convertible Debentures due 2028 (the “Debentures”) to certain investors party thereto (collectively, the “Purchasers”). On May 16, 2008, the Company issued $300.0 million of the Debentures.
     The Debentures are governed by an indenture, dated as of May 16, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
     The Debentures will be convertible based on an initial conversion rate of 24.74023 shares of Common Stock per $1,000 principal amount of Debentures (which is equal to an initial conversion price of approximately $40.42 per share), subject to adjustment. If converted, holders will receive, at the Company’s election, cash, shares of the Company’s Common Stock or any combination thereof. Holders may convert their Debentures at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon any conversion prior to May 15, 2013, the Company shall pay the holder the present value of the remaining coupons owed on the principal amount of the Debentures converted through and including May 15, 2013. The Company will not be obligated to issue shares of Common Stock upon conversion of the Debentures if the issuance of such shares would exceed the aggregate number of shares which the Company may issue without breaching the Company’s obligation to obtain shareholder approval of the issuance under applicable rules and regulations of the NASDAQ Global Select Market.
     The Debentures will bear interest at a rate of 6.50% per year payable semiannually in arrears on May 15 and November 15 of each year beginning November 15, 2008. The Debentures will mature on May 15, 2028, unless earlier converted, redeemed or repurchased.
     Subject to certain conditions, the Company may redeem up to 50% of the original principal amount of the Debentures in whole or in part for cash, at a price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but not including, the redemption date, at any time if the last reported sale price of the Common Stock has exceeded 175% of the conversion price of the Debentures for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the redemption notice. Beginning on May 15, 2011, the Company may redeem any outstanding Debentures in whole or in part for cash, at a price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but not including, the redemption date, at any time if the last reported sale price of the Common Stock has exceeded 175% of the conversion price of the Debentures for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the redemption notice. On or after May 15, 2013, the Company may redeem for cash all or a portion of the Debentures at a redemption price of 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest to, but not including, the redemption date. Holders may require the Company to purchase all or a portion of their Debentures on each of May 15, 2013, May 15 2015, May 15, 2018 and May 15, 2023. In addition, if the Company experiences specified types of corporate transactions, holders may require the Company to purchase all or a portion of their Debentures. Any repurchase of the Debentures pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest to the date of repurchase.
     The Debentures are senior unsecured obligations of the Company and rank equally in right of payment to all of the Company’s other existing and future senior indebtedness. The Debentures are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the Company’s assets collateralizing such indebtedness and any liabilities of the Company’s subsidiaries.
     The Debentures and shares of the Common Stock issuable in certain circumstances upon the conversion of the Debentures have not been registered under the Securities Act. The Company sold the Debentures to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.
     In connection with the sale of the Debentures, the Company entered into a registration rights agreement, dated as of May 16, 2008,

with the Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company generally has agreed to (i) file a shelf registration statement (the “Shelf Registration Statement”) with respect to the resale of the Debentures and the Common Stock issuable upon conversion of the Debentures within 30 days after the closing of the offering of the Debentures (the “Closing”) and (ii) use its reasonable best efforts to cause the Shelf Registration Statement to become effective (A) in the event that the Shelf Registration Statement is not subject to a full review by the Securities and Exchange Commission (the “Commission”), within 90 days after the Closing or (B) in the event that the Shelf Registration Statement is subject to full review by the Commission, within 120 days after the Closing. The Company will use its reasonable best efforts to keep the shelf registration statement effective until the securities covered by the shelf registration statement (x) have been sold pursuant to the registration statement, (y) are eligible to be sold under Rule 144 under the Securities Act, assuming for this purpose that the holders of such securities are not the Companies affiliates, or (z) have ceased to be outstanding. If the Shelf Registration Statement is not filed with the Securities and Exchange Commission (the “Commission”) within 30 days after the Closing, if the Shelf Registration Statement is not declared effective by the Commission on or before the deadlines described above or if the Shelf Registration Statement is files and declared effective but, during the effectiveness period ceases to be effective or fails to be usable for its intended purpose, or if the Company suspends the effectiveness of the Shelf Registration Statement for certain defined periods of time (the foregoing events are each a “Registration Default”), the Company will be required to pay, subject to certain limitations, additional interest equal to one-half of one percent (0.50%) per each thirty (30) day period of the Registration Default of the principal amount of Debentures subject to the Shelf Registration Statement with respect to which the holders thereof (or the shares of Common Stock issued upon conversion thereof), other than affiliates of the Company, may not sell or transfer all such securities immediately without restriction pursuant to Rule 144 of the Securities Act.
     The foregoing description of the Purchase Agreement, the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the Purchase Agreement, the Indenture and the form of Registration Rights Agreement filed as Exhibits 4.1, 4.2 and 4.3 to this report, which are incorporated herein by reference.
Credit Agreement.
     On May 14, 2008, Trico Supply AS, a Norwegian limited company (“Holdings”), Trico Subsea Holding AS, a Norwegian limited company (“Trico Subsea Holdings”), Trico Subsea AS, a Norwegian limited company (“Trico Subsea”), and Trico Shipping (“Borrower”), as borrower, closed on the terms of a credit agreement comprised of a $200 million revolving credit facility (the “Credit Agreement”) with various lenders party from time to time thereto (each, who may hold from time to time outstanding revolving loans under the Credit Agreement, a “Lender,” and collectively, the “Lenders”), Nordea Bank Finland PLC, New York Branch (“Nordea”), as Administrative Agent, Book Runner and Joint Lead Arranger, Bayerische Hypo-Und Vereinsbank AG (“Bayer”), as Joint Lead Arranger, and Nordea Bank Norge ASA, Grand Cayman Branch (“Nordea Norge”) and Bayer (each, a Lender). The Credit Agreement provides for the making of revolving loans to the Borrower. The aggregate principal amount of each borrowing under the Credit Agreement shall not be less than $1,000,000. The Credit Agreement is guaranteed by Holdings, Trico Subsea Holdings and Trico Subsea and the Subsidiaries Guarantor (as defined in the Credit Agreement) and is collateralized by Vessel Mortgages and other Security Documents (each as defined in the Credit Agreement).
     The Credit Agreement subjects Holdings and its subsidiaries that are a Credit Party (as defined in the Credit Agreement) to certain financial and other covenants including, but not limited to, affirmative and negative covenants with respect to indebtedness, liens, declaration or payment of dividends, sales of assets, investments, consolidated leverage ratio, consolidated net worth and collateral coverage. Payment under the Credit Agreement may be accelerated following certain events of default including, but not limited to, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, commencement of insolvency proceedings, entry of judgment in excess of $5 million, defaults by Holdings or any of its subsidiaries on other Indebtedness (as defined in the Credit Agreement) in excess of $10 million and occurrence of certain changes of control. The Credit Agreement matures on May 14, 2013.
     Nordea is the Administrative Agent, Book Runner and Joint Lead Arranger, Bayer is a Joint Lead Arranger and lender and Nordea Norge is a lender under Trico Subsea’s $100 million revolving credit facility. Nordea Norge is the issuing lender for letters of credit and Nordea is the Administrative Agent and Lead Arranger under our $50 million revolving credit facility.
     Borrower, Holdings and each Subsidiaries Guarantor, if any, will enter into a Pledge and Security Agreement on the Initial Borrowing Date (as defined in the Credit Agreement) with Nordea in its capacity as the Collateral Agent for the benefit of the Lenders.
     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.4 to this report, which is incorporated herein by reference.
     Certain statements in this report that are not historical facts may be forward-looking statements, which are subject to safe harbors created under the U.S. federal securities laws. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. Specific factors which could cause such material differences include, among other things, successful outcome of the offer process for the DeepOcean shares. As stated above, to finance the acquisition of the Shares, the Company has secured additional debt financing and convertible debt financing. The Company believes it will be able to service this debt from its cash flows, but to the extent there are factors which adversely affect future cash flows, the Company may have difficulty servicing the debt incurred as a result of this acquisition. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s U.S. Securities and Exchange Commission filings. All financials for DeepOcean are based on international financial reporting standards, and a U.S. GAAP reconciliation is not available at this time. The statements in this presentation that use such words as “believe,”

“expect,” “intend,” “anticipate,” “contemplate,” “estimate,” or “plan,” or similar expressions are also forward-looking statements. The above listing of factors is representative and is not intended as an all-encompassing list of such factors. We disclaim any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On May 16, 2008, the Company issued $300 million aggregate principal amount of its 6.50% Senior Convertible Debentures due 2028, as described above in Item 1.01.
     On May 15, 2008, Trico Supply AS, Trico Subsea Holding AS, Trico Subsea AS, and Trico Shipping entered into the Credit Agreement, as described above in Item 1.01.
     Additional information is contained in Item 1.01 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On May 15, 2008, the Company agreed to issue the Phantom Stock Units pursuant to the Phantom Stock Units Agreements. The offer and sale of the Phantom Stock Units to West Supply IV and the Management Members will not be registered under the Securities Act in reliance upon the exemptions from registration under Section 4(2) of the Securities Act and Regulations D and S under the Securities Act, as such transaction will not involve a public offering of securities and occurred outside the United States.
     On May 16, 2008, the Company completed the sale of $300 million of its 6.50% Senior Convertible Debentures due 2028. The offer and sale of the Debentures to the Purchasers was not registered under the Securities Act in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.
     Additional information is contained in Item 1.01 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On May 16, 2008, the Company announced that it intends to make a mandatory offer for all outstanding Shares of DeepOcean and that it will hold a conference call on May 16, 2008 to discuss the details of the transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Company’s investor presentation to be delivered during the conference call on May 16, 2008 is furnished as Exhibit 99.2 hereto.
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
2.1	Share Purchase Agreement, dated May 15, 2008, by and among Trico Marine Services, Inc., Trico Shipping AS, and West Supply IV AS

2.2	Form of Management Share Purchase Agreement, dated May 15, 2008, by and among Trico Marine Services, Inc., Trico Shipping AS, and certain members of management of DeepOcean

4.1	Securities Purchase Agreement, dated as of May 14, 2008, by and among Trico Marine Services, Inc. and the investors listed on the Schedule of Purchasers attached thereto

4.2	Indenture, dated as of May 16, 2008, between Trico Marine Services, Inc. and Wells Fargo Bank, National Association

4.3	Form of Registration Rights Agreement, dated May 16, 2008, between Trico Marine Services, Inc. and the Purchasers under the Securities Purchase Agreement

10.1	Form of Phantom Stock Units Agreement to be entered into by and between Trico Marine Services, Inc. and West Supply IV AS

10.2	Form of Phantom Stock Units Agreement to be entered into, by and between Trico Marine Services, Inc. and certain members of management of DeepOcean

10.3	Form of Registration Rights Agreement to be entered into between Trico Marine Services, Inc. and West Supply IV AS

10.4	Credit Agreement, dated May 15, 2008, by and among Trico Supply AS, Trico Subsea Holding AS, Trico Subsea AS, Trico Shipping AS, Nordea Bank Finland PLC, New York Branch, as Administrative Agent, and the various lenders party from time to time thereto

99.1	Press release issued by Trico Marine Services, Inc. dated May 16, 2008

99.2	Investor Presentation to be delivered on May 16, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2008	Trico Marine Services, Inc.

	By:	/s/ Rishi Varma

	Name:	Rishi Varma
	Title:	Chief Administrative Officer, Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Share Purchase Agreement, dated May 15, 2008, by and among Trico Marine Services, Inc., Trico Shipping AS, and West Supply IV AS

2.2	Form of Management Share Purchase Agreement, dated May 15, 2008, by and among Trico Marine Services, Inc., Trico Shipping AS, and certain members of management of DeepOcean

4.1	Securities Purchase Agreement, dated as of May 14, 2008, by and among Trico Marine Services, Inc. and the investors listed on the Schedule of Purchasers attached thereto

4.2	Indenture, dated as of May 16, 2008, between Trico Marine Services, Inc. and Wells Fargo Bank, National Association

4.3	Form of Registration Rights Agreement, dated May 16, 2008, between Trico Marine Services, Inc. and the Purchasers under the Securities Purchase Agreement

10.1	Form of Phantom Stock Units Agreement to be entered into by and between Trico Marine Services, Inc. and West Supply IV AS

10.2	Form of Phantom Stock Units Agreement, dated May 15, 2008, by and between Trico Marine Services, Inc. and certain members of management of DeepOcean

10.3	Form of Registration Rights Agreement to be entered into between Trico Marine Services, Inc. and West Supply IV AS

10.4
Credit Agreement dated May 15, 2008 by and among Trico Supply AS, Trico Subsea Holding AS, Trico Subsea AS, Trico Shipping AS, Nordea Bank Finland PLC, New York Branch, as Administrative Agent, and the various lenders party from time to time thereto

99.1	Press release issued by Trico Marine Services, Inc. dated May 16, 2008

99.2	Investor Presentation to be delivered on May 16, 2008